UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2023, Sterling Infrastructure, Inc. (the “Company”) filed with the Delaware Secretary of State a Certificate of Amendment to amend paragraph (b) of Section 4.1 of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 38,000,000 to 58,000,000 (the “Amendment”), as approved by its shareholders at its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) discussed in more detail below under Item 5.07. The Amendment became effective as of the same date. No other changes were made to the Company’s Certificate of Incorporation.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 3, 2023 at its headquarters in The Woodlands, Texas. At the Annual Meeting, the Company’s shareholders (1) elected each of Roger A. Cregg, Joseph A. Cutillo, Julie A. Dill, Dana C. O'Brien, Charles R. Patton, Thomas M. White and Dwayne A. Wilson to serve as directors of the Company, each until the next annual meeting and the election of his or her successor; (2) approved the Amendment; (3) approved, on an advisory basis, the compensation of the Company’s named executive officers (“say-on-pay”); (4) approved, on an advisory basis, an advisory vote on the compensation of the Company’s named executive officers to occur every 1 year; and (5) ratified the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2023.

Of the 30,781,132 shares of the Company’s common stock outstanding as of the record date, 26,889,529 shares were represented in person or by proxy at the Annual Meeting. The independent inspector of elections reported the final vote of shareholders as follows:

Proposal No. 1: Election of each of the seven director nominees.

Name	For	Against	Abstain	Broker Non-Votes

Roger A. Cregg	22,449,767	667,455	21,796	3,750,511

Joseph A. Cutillo	22,970,764	146,458	21,796	3,750,511

Julie A. Dill	22,417,779	522,357	198,882	3,750,511

Dana C. O'Brien	22,424,590	698,116	16,312	3,750,511

Charles R. Patton	21,266,095	1,851,164	21,759	3,750,511

Thomas M. White	22,888,785	228,371	21,862	3,750,511

Dwayne A. Wilson	21,223,898	1,713,839	201,281	3,750,511

Proposal No. 2: Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 58,000,000 shares.

For	Against	Abstain

25,069,122	1,766,599	53,808

Proposal No. 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

22,189,667	706,118	243,233	3,750,511

Proposal No. 4: Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes

20,973,366	45,016	1,910,521	210,115	3,750,511

Proposal No. 5: Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2023.

For	Against	Abstain

25,518,738	1,348,180	22,611
Consistent with its voting recommendation and the results of the shareholder vote on Proposal No. 4, the Board of Directors of the Company has determined that say-on-pay votes will continue to be held every 1 year until the next say-on-frequency vote, which the Company expects to hold no later than its 2029 annual meeting of shareholders.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Sterling Infrastructure, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	May 3, 2023	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer